UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12
UBIQUITI NETWORKS, INC.
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Ubiquiti Networks, Inc.
2580 Orchard Parkway
San Jose, CA 95131
(408) 942-3085

Supplement dated December 8, 2016 to the Proxy Statement
for the
Annual Meeting of Stockholders to be Held on December 14, 2016

This supplement to the proxy statement (the “Supplement”) for the Annual Meeting of Stockholders (the “Annual Meeting”) of Ubiquiti Networks, Inc. (the “Company”) is dated December 8, 2016, and supplements the Notice of Annual Meeting of Stockholders and Proxy Statement (the “Proxy Statement”) of the Company filed with the Securities and Exchange Commission (the “SEC”) on October 27, 2016.
This Supplement is being filed with the SEC and being made available to stockholders on December 8, 2016. The information in this Supplement is in addition to the information provided by the Proxy Statement, and except for the changes herein, this Supplement does not modify any other information set forth in the Proxy Statement. THE PROXY STATEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Removal of Proposal 2 From Stockholder Consideration
On December 8, 2016, the Company filed a Current Report on Form 8-K announcing that the Audit Committee (the “Audit Committee”) of its Board of Directors (the “Board”) had dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm effective as of December 5, 2016, and on December 7, 2016, engaged KPMG LLP (“KPMG”) to serve as the independent registered public accounting firm for the Company.
As a result of the change of independent registered public accounting firm, the Board has determined to withdraw Proposal 2 from the stockholder vote at the Annual Meeting. Proposal 2 requests stockholder ratification of the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2017. The Company does not intend to submit at the Annual Meeting any other proposal for ratification of the appointment of its independent registered public accounting firm.

As a result of the removal of Proposal 2, the Company notes the following important matters regarding voting:

•
proxy cards or voting instructions previously received and providing directions for the voting on Proposal 1 (Election of Class II Director) will remain valid and in effect, and will be voted as directed;

•	proxy cards or voting instructions previously received and providing directions for the voting on Proposal 2 will not be voted on Proposal 2;

•
proxy cards or voting instructions previously received and providing directions for the voting on Proposal 3 (Approval of Named Executive Officer Compensation) will remain valid and in effect, and will be voted as directed;

•	the Company will not make available or distribute, and you do not need to sign, new proxy cards or submit new voting instructions solely as a result of the removal of Proposal 2; and

•
if you already submitted a proxy card or voting instructions, you do not need to resubmit a proxy card or voting instructions with different directions, unless you wish to change the votes you previously cast on Proposals 1 and 3.

Supplemental Disclosure for the Proxy Statement
The Company is providing the following information to stockholders as supplemental disclosure to the Proxy Statement, which has been reported by the Company in a Current Report on Form 8-K that was filed with the SEC on December 8, 2016.
On December 5, 2016, the Audit Committee decided that, effective immediately, it would dismiss PwC as the Company’s independent registered public accounting firm. On December 7, 2016, the Audit Committee engaged KPMG as its independent registered public accounting firm for the fiscal year ending June 30, 2017. As a result of the engagement of KPMG, the Company no longer expects that representatives of PwC will attend the Annual Meeting.
The reports of PwC on the Company’s financial statements for the fiscal years ended June 30, 2015 and 2016 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principles.
During the fiscal years ended June 30, 2015 and 2016, and the subsequent interim period through December 5, 2016, the Company has not had any disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to PwC’s satisfaction, would have caused PwC to make reference thereto in their reports on the Company’s financial statements for such years.
During the fiscal years ended June 30, 2015 and 2016, and the subsequent interim period through December 5, 2016, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K, except as set forth below.
As reported in its Annual Reports on Form 10-K for the years ended June 30, 2015 and 2016, management concluded that the Company did not maintain effective internal control over financial reporting as of June 30, 2015 and 2016, respectively, due to the material weaknesses described below.

Management determined that the Company did not maintain an effective control environment, attributable to a lack of sufficient, competent personnel necessary for effective financial reporting. This resulted in the lack of comprehensive and up-to-date accounting policies and procedures, skepticism on the part of key accounting personnel, internal control training, leadership and adequate communication of roles and responsibilities. Growth in the complexity of the business without commensurate growth in the capabilities of the finance and accounting organization contributed to this deficiency.
The Company’s failure to maintain an effective control environment contributed to a second deficiency in the form of ineffectively designed and maintained controls required for safeguarding of the Company’s funds and timely detection of improper transactions in the general ledger. Specifically, the Company’s disbursement authorization policies were not updated timely for changes in personnel and positions, nor were authorization requirements clearly stated, including those for non-routine transactions.
The Company’s failure to maintain an effective control environment also contributed to a third deficiency in the form of ineffectively designed and maintained controls over user access and transaction privileges to modify and post entries to the general ledger and subsidiary ledgers. In particular, the scope of user access and transaction privileges to the general ledger and subsidiary ledgers is not sufficiently restricted to provide reasonable assurance of effective process and review controls over postings to the general ledger. Additionally, general ledger changes were completed without due consideration of collateral impacts on segregation of duties controls.
The subject matter of these material weaknesses was discussed by the Audit Committee with PwC. The Audit Committee has authorized PwC to respond fully to the inquiries of the successor independent registered public accounting firm concerning these material weaknesses.
During the fiscal years ended June 30, 2015 and 2016, and through the effective date of their engagement, the Company did not consult with KPMG regarding (a) the application of accounting principles to a specified transaction, either completed or proposed or (b) the type of audit opinion that might be rendered on the Company’s financial statements, in either case where a written report was provided to the Company or oral advice provided that KPMG concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issues. Additionally, during the fiscal years ended June 30, 2015 and 2016, and through the effective date of their engagement, the Company did not consult with KPMG regarding any other matter that was either the subject of a disagreement between the Company and its former auditor or was a reportable event (as described in Item 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively).

ADDITIONAL INFORMATION AND WHERE TO FIND IT
In connection with the Annual Meeting, the Company previously filed its Proxy Statement with the SEC and made available the Proxy Statement, proxy card and documents incorporated by reference to the Company’s stockholders on October 27, 2016. Before making any voting decision, you are urged to read the Proxy Statement, including the documents incorporated by reference, and all related proxy materials carefully. Copies of the Proxy Statement, the documents incorporated by reference and all other proxy materials are available at https://materials.proxyvote.com/90347A.

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You can read these SEC filings over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any materials we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549 on official business days during the hours of 10:00 a.m. to 3:00 p.m. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You may also access annual, quarterly and current reports, proxy statements and other information the Company files with the SEC on the Company’s website at http://ir.ubnt.com/sec.cfm.